UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

Discover Card Master Trust I

(Exact name of issuing entity as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	000-23108	51-0020270
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank
12 Read’s Way
New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7434

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Series 2003-4, Subseries 1. On March 31, 2008, Discover Bank, as Master Servicer under the Series 2003-4 Supplement, dated as of December 30, 2003, as amended, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the “Series 2003-4 Supplement”), elected pursuant to Section 23 of the Series 2003-4 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the November 2008 Distribution Date (as each such term is defined in the Series 1998-5 Supplement).

Series 2005-3, On March 31, 2008, Discover Bank, as Master Servicer under the Series 2005-3 Supplement, dated as of November 30, 2005, as amended, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the “Series 2005-3 Supplement”), elected pursuant to Section 23 of the Series 2005-3 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the November 2008 Distribution Date (as each such term is defined in the Series 2005-3 Supplement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor of Discover Card Master Trust I)

Date: March 31, 2008	By:	/s/Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer